                                                                   Exhibit 10.30


                               I.C.H. CORPORATION

                           THIRD AMENDED AND RESTATED

                              EMPLOYMENT AGREEMENT

                                 JAMES R. ARABIA

         THIS THIRD AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Agreement") is effective as of the 1st day of September, 1999, by and between I.C.H. Corporation ("ICH"), a Delaware corporation with offices at 9255 Towne Centre Drive, Suite 600, San Diego, CA 92121, and its subsidiaries, Sybra, Inc., a Michigan corporation ("Sybra"), Lyon's of California, Inc., a California corporation ("Lyons"), and Care Financial Corp., a Delaware corporation ("Care", and collectively, with ICH, Sybra and Lyons, the "Companies"), each with offices at c/o I.C.H. Corporation, 9255 Towne Centre Drive, Suite 600, San Diego, California 92121 and James R. Arabia, an individual residing at 2174 Guy Street, San Diego, CA 92103 (the "Executive").

         WHEREAS, Executive has served as Chairman, President and Chief Executive Officer of ICH and in similar capacities for each of the other Companies pursuant to his prior employment agreement with ICH and the other Companies dated as of September 1, 1998 (the "Prior Agreement") and prior thereto and has taken on and will be taking on certain additional responsibilities, including, without limitation, additional responsibilities related to impending acquisitions, and through such service, has acquired special and unique knowledge, abilities and expertise; and

         WHEREAS, in recognition of Executive's past performance and responsibilities and the additional responsibilities Executive has undertaken and will be undertaking, ICH wishes to clarify certain terms set forth in the Prior Agreement and desires to continue to employ Executive as its President and Chief Executive Officer and to have Executive continue to serve as Chairman of the Board of Directors of ICH (the "ICH Board") and the other Companies desire to employ Executive in similar capacities and the Companies desire to employ Executive in such capacities with any future subsidiaries of the Companies and wish to be assured of his continued services on the terms and conditions hereinafter set forth; and

         WHEREAS, Executive desires to continue to be employed by ICH as its President and Chief Executive Officer and to serve as Chairman of the ICH Board, and by the other Companies and any future subsidiaries of the Companies in similar capacities and to perform and to serve the Companies on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and of the mutual promises, agreements and covenants set forth herein, the parties hereto agree as follows:

         1. EMPLOYMENT.

         The Prior Agreement is hereby amended and restated in its entirety as of the date of this Agreement.

                  (a) DUTIES. The Companies hereby agree to continue to employ Executive, and Executive hereby accepts such continued employment, as the President and Chief Executive Officer of ICH and agrees to serve as Chairman of the ICH Board and as President and Chief Executive Officer and Chairman of the Board of Directors of each of the other Companies. In his role as President and Chief Executive Officer of ICH and the other Companies, Executive shall be responsible for such duties and functions of a supervisory or managerial nature as may be directed from time to time by the ICH Board and each other respective Board of Directors provided that such duties are reasonable and customary for a President and Chief Executive Officer. Executive agrees that he shall, during the term of this Agreement, except during reasonable vacation periods, periods of illness and the like, devote substantially all his business time, attention and ability to his duties and responsibilities hereunder; PROVIDED, HOWEVER, that nothing contained herein shall be construed to prohibit or restrict Executive from (i) serving as a director of any corporation, with or without compensation therefor; (ii) serving in various capacities in community, civic, religious or charitable organizations or trade associations or leagues; or (iii) attending to personal business; PROVIDED, HOWEVER, that no such service or activity permitted in this Section 1(a) shall materially interfere with the performance by Executive of his duties hereunder. Executive shall report directly to the ICH Board and each other respective Board of Directors.

                  (b) TERM.

                           (i) Except as otherwise provided in this Agreement to
the contrary, the terms and conditions of this Agreement shall be and remain in effect during the period of employment (the "Employment Period") established under this Section 1(b). The initial Employment Period shall be for a term commencing on the date of this Agreement and ending on the third anniversary of the date of this Agreement; provided, however, that commencing on the first day after the date of this Agreement and on each day thereafter, the Employment Period shall be extended for one additional day so that a constant three (3) year Employment Period shall be in effect, unless (A) ICH (on its behalf and on behalf of the other Companies) or Executive elects not to extend the term of this Agreement by giving written notice to the other party in accordance with Sections 5(b) and 12 hereof, in which case, the term of this Agreement shall become fixed and shall end on the third anniversary of the date of such written notice ("Notice of Non-Renewal"), or (B) Executive's employment terminates hereunder.

                           (ii) Notwithstanding anything contained herein to the
contrary, (A) Executive's employment with the Companies may be terminated by ICH (on its behalf and on behalf of the other Companies) or Executive during the Employment

Period, subject to the terms and conditions of this Agreement; and (B) nothing in this Agreement shall mandate or prohibit a continuation of Executive's employment following the expiration of the Employment Period upon such terms and conditions as the ICH Board and Executive may mutually agree.

                           (iii) If Executive's employment with the Companies is
terminated, for purposes of this Agreement, the term "Unexpired Employment Period" shall mean the period commencing on the date of such termination and ending on the last day of the Employment Period.

                  (c) LOCATION/TRAVEL. Executive shall work at ICH's headquarters in San Diego County, California. Executive shall not be required to relocate from the San Diego area during the Employment Period.

         2. COMPENSATION. Subject to the provisions of Section 8 hereof, the Companies shall each be responsible and have joint and several liability for all compensation and benefits owed to Executive under this Agreement. A reference to an ICH plan, program, obligation or commitment shall also be considered an obligation or commitment of each of the other Companies but shall not result in duplicate benefits being paid or provided to Executive.

                  (a) SALARY. Executive shall receive an annual base salary of Five Hundred Twenty-Five Thousand Dollars ($525,000). The annual base salary payable to Executive pursuant to this Section 2(a), which may be increased but not decreased by the ICH Board or the Compensation Committee of the ICH Board (the "ICH Compensation Committee"), as the case may be, shall be hereinafter referred to as the "Annual Base Salary" (it being understood that if and when such Annual Base Salary is increased, it may not be subsequently decreased below such new Annual Base Salary).

                  (b) ANNUAL BONUS.

                           (i) Executive shall be entitled to receive an annual
cash bonus, hereinafter referred to as the "Annual Bonus," based upon a formula and subject to certain performance goals having been achieved (the "Formula"), determined by the ICH Board, in its sole discretion, by the end of the first quarter of each year. The target bonus payable to Executive for each fiscal year based upon the Formula established by the ICH Board shall be an amount equal to at least forty percent (40%) of Executive's Annual Base Salary for such year.

                           (ii) Executive's Annual Bonus shall be paid to
Executive no later than forty five (45) days following the end of the period for which the bonus is being paid.

                  (c) REIMBURSEMENT OF BUSINESS EXPENSES. ICH shall reimburse Executive for all reasonable out-of-pocket expenses incurred by him during the Employment Period, including, but not limited to, all reasonable travel and entertainment expenses. Executive may only obtain reimbursement under this
Section 2(c) upon submission of such receipts and records as may be required under the reimbursement policies established by ICH.

                  (d) ADDITIONAL BENEFITS; GENERAL RIGHTS. During the Employment Period, Executive shall be entitled to:

                           (i) participate in all employee stock option,
pension, savings, and other similar benefit plans of ICH and/or such other plans or programs of the other Companies as ICH may designate from time to time;

                           (ii) participate in all welfare plans established by
ICH such as life insurance, medical, dental, disability, and business travel accident plans and programs and/or such other plan or programs of the other Companies as ICH may designate from time to time. In addition, ICH shall reimburse Executive for (i) any premium costs Executive may incur with respect to the health insurance plan currently maintained by ICH (and which may be maintained by ICH from time to time) in which Executive (and his spouse and children) participates and (ii) for all other medical and dental expenses not covered by any medical or dental plan in which Executive (and his spouse and children) participates, including, without limitation, deductibles and out of pocket expenses;

                           (iii) reimbursement from ICH for any premium costs
associated with the term life insurance in the amount of one and one-half million dollars ($1,500,000.00) issued by Security Connecticut and currently owned by Executive;

                           (iv) a minimum eight hundred dollars ($800) per month
local travel allowance;

                           (v) four (4) weeks paid vacation per year; and

                           (vi) any other benefits provided by ICH to its
executive officers.

                  (e) WITHHOLDING. ICH and/or the other Companies, as the case may be, shall deduct from all compensation paid to Executive under this Agreement, any Federal, State or city withholding taxes, social security contributions and any other amounts which may be required to be deducted or withheld by the Companies pursuant to Federal, State or city laws, rules or regulations.

         3. OPTION GRANT.

                  (a) (i) Executive has received options issued pursuant to ICH's 1997 Employee Stock Option Plan, as amended (the "Stock Option Plan"), as follows:



HEREIN REFERRED    GRANT DATE         NUMBER OF SHARES    EXERCISE       VESTING
TO AS                                 GRANTED             PRICE PER
                                                          SHARE ($)
------------------ ------------------ ------------------- -------------- ------------------------------
1997 Options       February 11, 1997  176,000             2.17           58,667 on February 11, 1997
                                                                         58,667 on February 11, 1998
                                                                         58,666 on February 11, 1999
------------------ ------------------ ------------------- -------------- ------------------------------
1998 Options       September 1, 1998  74,000              4.00           18,500 on September 1, 1998
                                                                         18,500 on September 1, 1999
                                                                         18,500 on September 1, 2000
                                                                         18,500 on September 1, 2001
------------------ ------------------ ------------------- -------------- ------------------------------
1999 Options       May 7, 1999        100,000             12.25          25,000 on May 7, 1999
                                                                         25,000 on January 1, 2000
                                                                         25,000 on January 1, 2001
                                                                         25,000 on January 1, 2002
------------------ ------------------ ------------------- -------------- ------------------------------


The terms and conditions of each option grant set forth above are memorialized in written option grant agreements between ICH and Executive dated the dates thereof. Such 1997 Options, 1998 Options and 1999 Options plus any additional options granted to Executive in the future (collectively referred to herein as the "Options") shall expire on the tenth anniversary of each respective grant date.

                           (ii) The Options were and are intended to qualify as
incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"); PROVIDED, HOWEVER, that to the extent that any Options do not satisfy the requirements of Section 422(b) of the Code either at the time of grant or before or after exercise, including, without limitation, upon disposition of the underlying stock acquired by the exercise of Options prior to the requisite holding period, they shall be treated as non-qualified stock options.

                  (b) In the event that Executive incurs taxable income as a result of any or all of his Options being treated as non-qualified options (I.E. Options have been exercised and the requirements of Section 422(b) of the Code have not been or are no longer met) (the "Taxable Event") as soon as practicable after a determination by ICH and Executive that the Options are non-qualified and a Taxable Event has occurred, ICH shall make an additional single sum cash payment to Executive in an amount equal to thirty percent (30%) of Executive's taxable income resulting from the Taxable Event. Such payment shall only be made in the event Executive's employment with ICH has not terminated for Cause within the meaning of Section 5(a)(i) of this Agreement.

                  (c) Notwithstanding any provisions in an Option grant agreement to the contrary, upon termination of his employment for any reason, Executive shall have the right to exercise his Options at any time through the tenth anniversary of the grant date of such Options. Executive understands that the effect of exercising any incentive stock options on a day that is more than ninety (90) days after the date of termination of employment (or, in the case of a termination of employment on account of death or disability, on a day that is more than one (1) year after the date of such termination) shall be to cause such incentive stock options to be treated as non-qualified stock options.

                  (d) In the event ICH issues additional shares of Common Stock and/or any class of stock convertible into Common Stock and/or any other security convertible into Common Stock (including, without limitation, options and warrants which may be granted to individuals or entities other than employees and directors but excluding (i) the exercise of any currently outstanding options or warrants, (ii) any future grants of options, but only to the extent such grants relate to shares of Common Stock currently authorized to be granted under the Stock Option Plan or the ICH 1997 Director Stock Option Plan (collectively, the "Option Plans") (I.E. any options that may be granted by virtue of an increase in the number of shares of Common Stock currently authorized under the Option Plans shall not be excluded) and (iii) the exercise of any of such options) at any time during the Employment Period and prior to Executive's termination of employment and in connection with a public or private equity offering or in connection with an acquisition (the "Issuance"), Executive shall be granted additional stock options and/or provided with a loan to purchase Common Stock, as determined by the ICH Board, in an amount equal to ten percent (10%) of the number of shares issued pursuant to such Issuance. The foregoing notwithstanding, in the event ICH repurchases any shares of Common Stock, stock convertible into shares of Common Stock and/or any other security convertible into shares of Common Stock, the anti-dilution provisions set forth in this Section 3(d) shall not apply until an equal number of such shares of Common Stock, stock convertible into shares of Common Stock and/or other securities convertible into shares of Common Stock are first reissued by ICH. In addition, equitable adjustments shall be made to such anti-dilution provisions in the event ICH effectuates a stock split, reverse stock split, stock dividend or other recapitalization transaction.

                  (e) To the extent any Options are not vested upon a "Change in Control" of ICH, such unvested Options shall become fully vested and immediately exercisable upon a "Change in Control" of ICH (whether or not such Change in Control is approved of by the Continuing Directors of ICH (as defined in the Rights Agreement between ICH and Mid-America Bank of Louisville and Trust Company dated as of February 19, 1997 and amended as of February 10, 1998)). A "Change in Control" of ICH shall be deemed to have occurred upon the happening of any of the following events:

                           (i) approval by the ICH Board or stockholders of ICH of a transaction that would result in the reorganization, merger, or consolidation of ICH with one or more other "Persons" within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 ("Exchange Act"), other than a transaction following which:

                                    (A) at least seventy-one percent (71%) of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange
                                    Act) in substantially the same relative
                                    proportions by Persons who, immediately
                                    prior to such transaction, beneficially
                                    owned (within the meaning of Rule 13d-3
                                    promulgated under the Exchange Act) at least seventy-one percent (71%) of the outstanding equity ownership interests in ICH; and

                                    (B) at least seventy-one percent (71%) of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange
                                    Act) in substantially the same relative
                                    proportions by Persons who, immediately
                                    prior to such transaction, beneficially
                                    owned (within the meaning of Rule 13d-3
                                    promulgated under the Exchange Act) at least seventy-one percent (71%) of the securities entitled to vote generally in the election of directors of ICH;

                           (ii) the acquisition of all or substantially all of the assets of ICH;

                           (iii) a complete liquidation or dissolution of ICH, or approval by the stockholders of ICH of a plan for such liquidation or dissolution;

                           (iv) the occurrence of any event in the nature of an event described in this Section 3(e) if, immediately following such event, at least seventy-five percent (75%) of the members of the ICH Board do not belong to any of the following groups:

                                    (A) individuals who were members of the ICH
                                    Board on the date of this Agreement; or

                                    (B) individuals who first became members of the ICH Board after the date of this Agreement either:

                                            (I) upon election to serve as a
                                            member of the ICH Board by
                                            affirmative vote of three-quarters
                                            of the members of such ICH Board, or
                                            of a nominating committee thereof,
                                            in office at the time of such first
                                            election; or

                                            (II) upon election by the
                                            stockholders of ICH to serve as a
                                            member of the ICH Board, but only if
                                            nominated for election by
                                            affirmative vote of three-quarters
                                            of the
                                            members of the ICH Board, or of a
                                            nominating committee thereof, in
                                            office at the time of such first
                                            nomination; provided, however, that
                                            such individual's election or
                                            nomination did not result from an
                                            actual or threatened election
                                            contest (within the meaning of Rule
                                            14a-11 of Regulation 14A promulgated
                                            under the Exchange Act) or other
                                            actual or threatened solicitation of
                                            proxies or consents (within the
                                            meaning of Rule 14a-11 of Regulation
                                            14A promulgated under the Exchange
                                            Act) other than by or on behalf of
                                            the ICH Board.

                           (v) in a single transaction or a series of related transactions, one or more other Persons, other than an employee benefit plan sponsored by ICH, becomes the "beneficial owner," as such term is used in
                           Section 13 of the Exchange Act, of shares of Common Stock of ICH (including newly issued shares) which equal thirty percent (30%) or more of the issued and outstanding shares of Common Stock of ICH prior to such person or persons becoming such a "beneficial owner."

                  (f) In the event of a conflict between the terms of any Option grant agreement or the Stock Option Plan and this Agreement, the terms of this Agreement shall control.

         4. LOANS TO EXECUTIVE.

                  (a) RESIDENCE LOAN.

                           (i) ICH has previously made a loan to Executive in a
principal amount of $350,000 for the purchase of a principal residence (the "Residence Loan"). The Residence Loan accrues interest at an annual rate equal to the published applicable federal rate (AFR) for loans of similar maturity at the time the Residence Loan was granted. Principal plus interest is repayable on a self-amortizing basis in years eight (8) through ten (10).

                           (ii) In the event Executive's employment is
terminated by ICH in connection with a Change in Control which is not approved by the Continuing Directors of ICH, ICH shall on the consummation of such Change in Control, forgive all principal and accrued interest then outstanding on the Residence Loan. Additionally, on the consummation of such Change in Control, ICH shall pay Executive, in one lump sum, a cash amount sufficient to gross up Executive for the full tax consequences of such forgiveness so that on a net after tax basis Executive shall be in the same position as if no taxable event had occurred upon such forgiveness. The forgiveness of the Residence Loan and the related gross up payment shall hereinafter be referred to as the "Residence Loan Forgiveness".

                  (b) 1997 OPTION LOANS.

                           (i) ICH has collectively loaned Executive Three
Hundred Eighty-One Thousand Nine Hundred Twenty Dollars ( $381,920) in order to enable Executive to exercise all his 1997 Options (the "1997 Option Loans").

                           (ii) In the event (A) Executive remains in the
continuous employ of ICH during the period beginning on September 1, 1999 and ending on December 31, 2001, (B) Executive's employment is terminated by ICH in connection with a Change in Control not approved by the Continuing Directors of ICH or without Cause or by Executive for Good Reason or (C) Executive's employment is terminated due to his death or disability, ICH shall, on December 31, 2001, or in the case of such Change in Control, on the consummation of such Change in Control, or in the case of such termination of Executive's employment, on the date of termination, forgive all principal and accrued interest then outstanding on such 1997 Option Loans. Additionally, on January 15, 2002 , or in the case of a Change in Control not approved of by the Continuing Directors of ICH, on the consummation of such Change in Control, or in the case of such termination of employment, on the date of termination, ICH shall pay Executive in one lump sum, a cash amount sufficient to gross up Executive for the full tax consequences of such forgiveness so that on a net after tax basis Executive shall be in the same position as if no taxable event had occurred upon such forgiveness. The forgiveness of the 1997 Option Loans and the related gross up payment shall hereinafter be referred to as the "1997 Option Loan Forgiveness".

                           (iii) ICH has and will require Executive to pledge a
sufficient amount of shares of Common Stock acquired upon exercise of his 1997 Options (the "Option Shares") to secure the 1997 Option Loans. The 1997 Option Loans shall be secured only by the lesser of the full amount of the Option Shares acquired at the time each loan was made or the number of Option Shares having a fair market value of one hundred and twenty percent (120%) of the outstanding principal amount of the 1997 Option Loans, together with interest projected to accrue thereon through December 31, 2001 ("Maximum Amount Due"). On each March 1 and each September 1, through the date the 1997 Option Loans are either repaid or forgiven (each such date a "Determination Date"), ICH shall reasonably determine the aggregate fair market value of the collateral (the "Market Value") being held. If on such Determination Date the Market Value exceeds the Maximum Amount Due, ICH shall, unless otherwise requested by Executive, automatically release to Executive such portion of the collateral the aggregate fair market value of which equals the Market Value less one hundred and twenty percent (120%) of the Maximum Amount Due, free and clear of any and all encumbrances under the related stock pledge agreements.

         5. TERMINATION OF EMPLOYMENT; EVENTS OF TERMINATION.

                  (a) Executive's employment hereunder may be terminated during the Employment Period under the following circumstances:

                           (i) CAUSE. Executive's employment hereunder shall terminate for "Cause" ten days after the date ICH shall have given Executive notice of the termination of his employment for "Cause". For purposes of this Agreement, "Cause" shall mean (A) the commission by Executive of fraud, embezzlement or an act of serious, criminal moral turpitude against any of the Companies; (B) the commission of an act by Executive constituting material financial dishonesty against any of the Companies; or (C) Executive's gross neglect in carrying out his material duties and responsibilities under this Agreement which has a material adverse effect on any of the Companies and which is not cured within thirty (30) days subsequent to written notice from ICH to Executive of such breach.

                           (ii) DEATH. Executive's employment hereunder shall terminate upon his death.

                           (iii) DISABILITY. Executive's employment hereunder shall terminate ten days after the date on which ICH shall have given Executive notice of the termination of his employment by reason of his physical or mental incapacity or disability on a permanent basis. For purposes of this Agreement, Executive shall be deemed to be physically or mentally incapacitated or disabled on a permanent basis if the ICH Board determines he is unable to perform his duties hereunder for a period exceeding six (6) months in any twelve (12) month period.

                           (iv) GOOD REASON. Executive shall have the right to terminate his employment for "Good Reason." This Agreement shall terminate effective immediately on the date Executive shall have given the ICH Board notice of the termination of his employment with ICH for "Good Reason." For purposes of this Agreement, "Good Reason" shall mean (A) any material and substantial breach of this Agreement by any of the Companies, (B) a diminution of Executive's responsibilities, loss of title or position in which Executive currently serves, failure to reelect Executive to the ICH Board or the Board of Directors of any of the other Companies, reappoint Executive Chairman of the ICH Board or Chairman of the Board of Directors of any of the other Companies, or maintain the composition of the Nomination Committee of the ICH Board as it exists on the date hereof (I.E. with Executive being its sole member), but not including the loss of responsibilities and title associated with any of the Companies other than ICH upon the sale of the stock or substantially all of the assets of such other Company, (C) a Change in Control occurs and Executive voluntarily quits at any time within the six (6) month period on or immediately following the Change in Control, (D) ICH issues a Notice of Non-Renewal to Executive, (E) a reduction in Executive's Annual Base Salary or a material reduction in other benefits (except for bonuses or similar discretionary payments) as in effect at the time in question, or any other failure by the Companies to comply with Sections 2 and 3, hereof, (F) the relocation of Executive's office outside the San Diego area, or (G) this Agreement is not assumed by a successor to ICH.

                           (v) WITHOUT CAUSE. ICH shall have the right to terminate Executive's employment hereunder without Cause subject to the terms and conditions of this Agreement. In such event, this Agreement shall terminate, effective immediately upon the date on which ICH shall have given Executive notice of the termination of his employment for reasons other than for Cause or due to Executive's Disability.

                           (vi) WITHOUT GOOD REASON. Executive shall have the right to terminate his employment hereunder without Good Reason subject to the terms and conditions of this Agreement. This Agreement shall terminate, effective immediately upon the date as of which Executive shall have given the ICH Board notice of the termination of his employment without Good Reason.

                   (b) NOTICE OF TERMINATION. Any termination of Executive's employment by ICH or any such termination by Executive (other than on account of death) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated. In the event of the termination of Executive's employment on account of death, written Notice of Termination shall be deemed to have been provided on the date of death.

         6. PAYMENTS UPON TERMINATION.

                  (a) WITHOUT CAUSE, FOR GOOD REASON OR DISABILITY. If Executive's employment is terminated by ICH without Cause (pursuant to Section 5(a)(v)), by Executive for Good Reason (pursuant to Section 5(a)(iv)), or by ICH due to Executive's Disability (pursuant to Section 5(a)(iii)), Executive, or in the case of Executive's Disability, Executive's legal representative, shall be entitled to receive from ICH (i) a lump sum payment in an aggregate amount equal to four (4) times the sum of (A) then current Annual Base Salary and (B) the average of all bonuses, including, without limitation, Executive's Annual Bonus but excluding any loans forgiven or payments made by ICH pursuant to Section 4(b)(ii) hereof, earned by or paid to Executive during the two (2) immediately preceding full fiscal years of employment ending prior to the date of termination (the "Severance Payment"); (ii) any bonuses which have been earned but not been paid prior to such termination ("Prior Bonus Payment") and
(iii) reimbursement of expenses incurred prior to date of termination (the "Expense Reimbursement"). The aforesaid amounts shall be payable in cash without discount for early payment, at the option of Executive, either in full immediately upon such termination or monthly over the Unexpired Employment Period (the "Payment Election"). In addition, (x) Executive's fringe benefits specified in Section 2 shall continue through the end of the Unexpired Employment Period, provided, however, that such benefits which may not continue pursuant to law, such as participation in a qualified pension plan, shall terminate on the date of termination and further provided, that Executive shall be entitled to COBRA continuation coverage and to continue the applicable life insurance policies thereafter, at his cost ("Fringe Benefit Continuation); (y) all outstanding Options which are not vested as of the date of termination, if any, shall upon such date of termination vest and become immediately exercisable in accordance with the terms of the Option grant agreements and this Agreement ("Vested Options") and (z) Executive shall be entitled to the 1997 Option Loan Forgiveness as set forth in Section 4(b)(ii) hereof.

                  Any outstanding balance (principal and interest) of the Residence Loan and any other loans made to Executive (except for the 1997 Options Loans which shall be forgiven as set forth in the paragraph above) by ICH or any of the other Companies shall become due on the date of such termination and shall be payable in a single sum payment. Any amounts owed by Executive to ICH or the other Companies hereunder shall be set off against any amounts payable from ICH or the other Companies to the Executive.

                  In the event Executive terminates his employment within the six month period on or immediately following a Change in Control which constitutes a termination for Good Reason under this Agreement pursuant to
Section 5(a)(iv)(C), Executive shall be entitled to receive from ICH an additional lump sum cash payment in an amount sufficient to pay any excise taxes which may be imposed on Executive pursuant to Section 4999 of the Code (or any successor provisions) plus any excise or income tax liability on the gross up payment itself so that on a net after tax basis Executive shall be in the same position as if the excise tax under Section 4999 of the Code (or any successor provisions) had not been imposed.

                  In the event Executive is terminated by ICH without Cause or due to Executive's Disability, or Executive terminates his employment with ICH for Good Reason, Executive shall have no duty to mitigate the amount of the payment received pursuant to this Section 6(a), it being understood that Executive's acceptance of other employment shall not reduce ICH's or the other Companies' obligations hereunder.

                  (b) DEATH. If Executive's employment is terminated due to death of Executive (pursuant to Section 5(a)(ii)), Executive's estate or beneficiary(ies), as the case may be, shall be entitled to the proceeds of the key man life insurance policy currently held by ICH (the "Death Benefit"). In the event that the Death Benefit exceeds the sum of (i) sixty percent (60%) of the value of the Severance Payment and
(ii) the outstanding balance (principal and interest) of the Residence Loan and any other loans made to Executive (except the 1997 Option Loans) by ICH or any of the other Companies ((i) and (ii) being collectively referred to as, the "Target Death Benefit"), such excess amount shall be due and payable by the Executive's estate or beneficiary(ies) to ICH or the other Companies, as the case may be, on the date of such termination in a single sum payment; PROVIDED, HOWEVER, that the amount of such payment by the Executive's estate or beneficiary(ies) shall not exceed the outstanding balance (principal and interest) of the Residence Loan and any other loans made to Executive (except the 1997 Option Loans) by ICH or any of the other Companies. In the event that the Death Benefit is less than the Target Death Benefit, ICH shall pay the amount of such difference to the Executive's estate or beneficiary(ies) on the date of such termination in a single sum payment.

                  In addition, Executive's estate or beneficiary(ies), as the case may be, shall be entitled to receive Executive's Prior Bonus Payment, Vested Options, Expense Reimbursement, and the 1997 Option Loan Forgiveness as set forth in Section 4(b)(ii) hereof and Executive's spouse and covered children shall be entitled to receive Fringe Benefit Continuation to the extent applicable.

                  Any amounts owed by Executive's estate or beneficiary(ies) to ICH or any of the other Companies hereunder shall be set off against any amounts payable from the Companies to the Executive's estate or beneficiary(ies), as the case may be.

                  (c) TERMINATION WITH CAUSE OR VOLUNTARY QUIT. If ICH terminates Executive's employment for Cause (pursuant to Section 5(a)(i)) or in the event Executive voluntarily terminates his employment without Good Reason (pursuant to Section 5(a)(vi)) ("Voluntary Quit"), Executive shall be entitled to his Annual Base Salary through the date of the termination of such employment and Executive shall be entitled to any bonuses which have been earned but not paid prior to such termination. Executive shall not be entitled to any other bonuses. Executive's additional benefits specified in Section 2 shall terminate at the time of such termination and the entire outstanding balance (principal and interest) of the Residence Loan, the 1997 Option Loans and any other loans from ICH or any of the other Companies to Executive shall be due and owing on date of such termination. Any amounts owed by Executive to ICH or the other Companies hereunder shall be set off against any amounts payable from the Companies to the Executive. Additionally, Executive shall be entitled to all Options that have vested as of the date of such termination. All outstanding Options, which have not vested, if any, as of date of such termination shall be forfeited, and if the termination is for Cause, no further payments pursuant to
Section 3(b) shall be made to Executive.

                  (d) TERMINATION BY ICH UPON CHANGE IN CONTROL. If ICH terminates Executive's employment for any reason in connection with a Change in Control which is not approved by the Continuing Directors of ICH, Executive shall receive from ICH in one lump sum, payable on the consummation of the Change in Control an amount equal to the Severance Payment, the Prior Bonus Payment and the Expense Reimbursement. The aforesaid amount shall be payable in cash without discount for early payment on the consummation of such Change in Control. In addition, any outstanding balances (principal and interest) of the Residence Loan, the 1997 Option Loans and any other loans made by ICH and any of the other Companies to Executive shall be forgiven on the consummation of such Change in Control. Executive shall be entitled to his Vested Options and Executive (and his spouse and children) shall be entitled to Fringe Benefit Continuation. In addition to the aforesaid cash payment, ICH shall pay Executive, on the consummation of the Change in Control, in one lump sum, a cash payment (i) in an amount sufficient to cover the full tax consequences of the forgiveness of any loans so that on a net after tax basis Executive shall be the same as if no taxable events had occurred upon such forgiveness (ii) in an amount sufficient to pay any excise taxes which may be imposed on Executive pursuant to Section 4999 of the Code (or any successor provisions) plus any excise or income tax liability on the gross up payment itself so that on a net after tax basis Executive shall be the same as if the excise tax under Section 4999 of the Code (or any successor provisions) had not been imposed.

                  In the event Executive is terminated by ICH in connection with a Change in Control which is not approved by the Continuing Directors of ICH, Executive shall have no duty to mitigate the amount of the payment received pursuant to this Section 6(d), it being understood that Executive's acceptance of other employment shall not reduce the Companies obligations hereunder.

                  (e) VESTING TRUST. At Executive's option, the Companies shall establish a vesting trust into which the Companies shall, to the extent economically feasible, contribute and/or pledge assets to secure their severance obligations to Executive under this Agreement.

         7. SUCCESSORS AND ASSIGNS.

                  (a) This Agreement shall be binding upon and inure to the benefit of ICH, its successors and assigns. ICH shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all its assets to expressly assume and agree to perform this Agreement in the same manner and to the same extent ICH would be required to perform if no such succession had taken place.

                  (b) Executive agrees that this Agreement is personal to him and may not be assigned by him other than by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representative.

         8. JOINT AND SEVERAL LIABILITY.

                  (a) NO DUPLICATION OF PAYMENTS. The Companies shall be jointly and severally liable for any amounts payable to Executive under this Agreement. Any amounts payable to Executive shall be paid in the first instance by ICH, and to the extent not paid by ICH shall be paid by the other Companies. In no event shall any amount payable pursuant to this Agreement be paid by ICH and any other Company, or any two or more Companies and Executive shall not be entitled to receive duplicate benefits or payments under any of the provisions of this Agreement.

                  (b) NEW SUBSIDIARIES. Any subsidiary of the Companies that is formed or acquired on or after the date hereof shall be required to become a signatory to this Agreement and shall become jointly and severally liable with the Companies for the obligations hereunder.

                  (c) SALE OF SUBSIDIARIES. Upon the sale of the stock or substantially all of the assets of any subsidiary of the Companies, which is approved by the ICH Board, such subsidiary shall be automatically released from its obligations hereunder and shall not be considered as having any continuing liability for the obligations hereunder, and Executive shall be released from his obligations to such subsidiary hereunder.

         9. GOVERNING LAW. This Agreement shall be construed in accordance with, and its validity, interpretation, performance and enforcement and shall be governed by, the laws of the State of California without regard to conflicts of law principles thereof. Each of the parties hereto hereby (a) irrevocably and unconditionally submits to the non-exclusive jurisdiction of any California State or Federal court sitting in San Diego County, California in any action or proceeding arising out of or relating to this Agreement, (b) irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding, and (c) irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process by certified mail to such party and its counsel at their respective addresses specified in Section 12 hereof.

         10. ENTIRE AGREEMENT.

                  (a) This instrument contains the entire understanding and agreement among the parties relating to the subject matter hereof, except as otherwise referred to herein, and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof. The parties recognize that the Prior Agreement has been amended and restated in its entirety by this Agreement and the terms of the Prior Agreement are of no further force and effect.

                  (b) Neither this Agreement nor any provisions hereof may be waived or modified, except by an agreement in writing signed by the party(ies) against whom enforcement of any waiver or modification is sought.

         11. PROVISIONS SEVERABLE. In case any one or more of the provisions of this Agreement shall be invalid, illegal or unenforceable in any respect, or to any extent, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         12. NOTICES. Any notice required or permitted to be given under the provisions of this Agreement shall be in writing and delivered by courier or personal delivery, facsimile transmission (to be followed promptly by written confirmation mailed by certified mail as provided below) or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to ICH or any of the other Companies:

                  ICH Corporation
                  9255 Towne Centre Drive
                  Suite 600
                  San Diego, California  92121
                  Attention:  Corporate Secretary
                  Facsimile Number:  (619) 535-1634

         With a copy to:

                  Christopher J. Sues, Esq.
                  Pryor Cashman Sherman & Flynn LLP
                  410 Park Avenue
                  New York, New York 10022
                  Facsimile Number:  (212) 326-0806

         If to Executive:

                  Mr. James Arabia
                  2174 Guy Street
                  San Diego, California 92103
                  Facsimile Number:  (619) 298-3212

If delivered personally, by courier or facsimile transmission (confirmed as aforesaid and provided written confirmation and receipt is obtained by the sender), the date on which a notice is delivered or transmitted shall be the date on which such delivery is made. Notices given by mail as aforesaid shall be effective and deemed received upon the date of actual receipt or upon the third business day subsequent to deposit in the U.S. mail, whichever is earlier. Either party hereto may change its or his address specified for notices herein by designating a new address by notice in accordance with this Section 12.

         13. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and both of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the Companies and Executive have executed this Agreement as of the date first above written.


EXECUTIVE                                 ICH CORPORATION

   /S/                                         /S/
-------------------------                 --------------------------------------
JAMES R. ARABIA                           NAME:  John A. Bicks
                                          TITLE:   Executive Vice President and
                                                   General Counsel

                                          SYBRA, INC.

                                               /S/
                                          --------------------------------------
                                          NAME:  John A. Bicks
                                          TITLE: Executive Vice President and
                                                 General Counsel

                                          LYON'S OF CALIFORNIA, INC.

                                               /S/
                                          --------------------------------------
                                          NAME:  John A. Bicks
                                          TITLE: Executive Vice President and
                                                 General Counsel

                                          CARE FINANCIAL CORP.

                                               /S/
                                          --------------------------------------
                                          NAME:  John A. Bicks
                                          TITLE: Executive Vice President and
                                                 General Counsel